Exhibit 10.2

THIRD

AMENDMENT
TO THE

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GKK CAPITAL LP

Dated as of August 7, 2013

THIS THIRD AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GKK CAPITAL LP (this “Amendment”), dated as of August 7, 2013, is hereby adopted by Gramercy Property Trust Inc., a Maryland corporation (defined in the Agreement, hereinafter defined, as the “General Partner”), as the general partner of GKK Capital LP, a Delaware limited partnership (the “Partnership”). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Third Amended and Restated Agreement of Limited Partnership of GKK Capital LP, dated as of April 19, 2006, as amended by (i) the First Amendment to the Third Amended and Restated Agreement of Limited Partnership of GKK Capital LP, dated as of April 18, 2007, and (ii) the Second Amendment to the Third Amended and Restated Agreement of Limited Partnership of GKK Capital LP, dated as of October 27, 2008 (collectively, the “Agreement”).

WHEREAS, on April 12, 2013, the General Partner filed an amendment to its Articles of Amendment and Restatement changing its name from “Gramercy Capital Corp.” to “Gramercy Property Trust Inc.”;

WHEREAS, Section 2.02 of the Agreement provides that the General Partner, in its sole and absolute discretion, may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners;

WHEREAS, on April 12, 2013, the General Partner filed an amendment to the Partnership’s certificate of limited partnership changing the Partnership’s name from “GKK Capital LP” to “GPT Property Trust LP”;

WHEREAS, Section 14.01.B of the Agreement provides that the General Partner, without the approval of the Limited Partners under certain circumstances, may amend any provision of the Agreement; and

WHEREAS, the General Partner desires to amend the Agreement to reflect the name changes referred to above.

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1. Amendments.

(a) The name of the Agreement is hereby amended and restated as follows:

“Third Amended and Restated Agreement of Limited Partnership of GPT Property Trust LP.”

(b) Article I of the Agreement is hereby amended to restate the following definition in its entirety:

“General Partner” means Gramercy Property Trust Inc., a Maryland corporation, or its successors as general partner of the Partnership.

(c) The first sentence of Section 2.02 of the Agreement is hereby amended and restated in its entirety as follows:

“The name of the Partnership is GPT Property Trust LP.”

2. Application of Amendments. All references in the Agreement to (a) “Gramercy Capital Corp.” shall be deemed references to “Gramercy Property Trust Inc.” and (b) “GKK Capital LP” shall be deemed references to “GPT Property Trust LP”.

3. Agreement. The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment were contained in one document. Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof.

4. Governing Law. Notwithstanding the place where this Amendment may be executed, all of the terms and provisions hereof shall be construed under and governed by the substantive laws of the State of Delaware, without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

GRAMERCY PROPERTY TRUST INC.

By: /s/ Edward J. Matey Jr.
Name: Edward J. Matey Jr.
Title: Executive Vice President